UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2020

GOLDEN MATRIX GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54840	46-1814729
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3651 Lindell Road, Suite D131

Las Vegas, NV 89103

(Address of principal executive offices)(zip code)

Registrant’s telephone number, including area code: (702) 318-7548

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2020, Golden Matrix Group, Inc. (the “Company”, “we” and “us”) entered into a Sportsbook Software Licence and Services Agreement (the “Licence Agreement”) with Amelco UK Limited, a company incorporated in the United Kingdom (“Amelco”), pursuant to which the Company acquired a licence to use Amelco’s Sportsbook and Licensed Application for the purpose of sub-licensing (reselling) the Sportsbook and Licensed Application to the Company’s existing or potential resellers and/or operators.

Under the terms of the Licence Agreement, Amelco granted us a limited, non-exclusive, non-transferable and non-assignable (except as provided for in the agreement) licence to use the Sportsbook technology. The agreement contains various representations and warranties of the parties, confidentiality obligations, limitations on liability and limited warranties of Amelco.

Pursuant to the Licence Agreement, Amelco will provide software and will also provide various services to the Company.

The Licence Agreement requires the Company to pay Amelco an agreed upon percentage of the gross gaming revenues received by the Company from any sub-licensee of the technology.

The term of the Licence Agreement is for an initial period of 2 years from the date the sportsbook becomes available to end-users, which date is anticipated to be December 1, 2020, automatically renewable thereafter for additional 2 year periods, until, at least 120 days prior to the end of the then current term, the agreement is terminated by either party. The Licence Agreement may also be terminated upon a breach of the agreement (subject to a thirty-day right to cure by the breaching party after notice thereof is provided by the non-breaching party), or in the event a party enters into bankruptcy or similar proceedings. Additionally, Amelco may terminate the Licence Agreement if we fail to pay amounts due within 15 days of the due date thereof; a change of control of the Company occurs (unless Amelco approves of such in writing); in the event certain restrictions affecting Amelco or the Company occur under applicable law or regulatory enforcement; or upon the expiration of Amelco’s agreements with third parties relating to the software. Finally, Amelco can terminate the agreement with 90 days prior notice if the royalty payable to Amelco falls below budgeted projections in any three successive periods.

The description of the Licence Agreement above is not complete and is qualified in its entirety to the full text of the Licence Agreement, a copy of which is filed as Exhibit 10.1 hereto, and is incorporated into this Item 1.01 by reference in its entity.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1*#	Sportsbook Software Licence and Services Agreement dated October 21, 2020 (and effective October 28, 2020), by and between Golden Matrix Group, Inc. and Amelco UK Limited

* Filed herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

GOLDEN MATRIX GROUP, INC.

Date: November 2, 2020	By:	/s/ Anthony Brian Goodman
Anthony Brian Goodman
Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1*#	Sportsbook Software Licence and Services Agreement dated October 21, 2020 (and effective October 28, 2020), by and between Golden Matrix Group, Inc. and Amelco UK Limited

* Filed herewith.

# Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

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